EXHIBIT 99.2

Align Technology Announces $150 Million Stock Repurchase Program

SAN JOSE, Calif., Oct. 27, 2011 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today announced that its board of directors has authorized a stock repurchase program of up to $150 million, effective immediately.

"Our strong balance sheet and healthy cash flow enable the company to return excess cash to our shareholders through a share repurchase program while continuing to invest in our strategic growth initiatives. It will also help offset dilution from our employee equity plans," said Ken Arola, vice president and chief financial officer of Align Technology. "The Board of Directors believes that our stock represents an attractive investment for Align and its investors and the repurchase program demonstrates the company's ongoing commitment to increasing shareholder value."

Any purchases under Align's stock repurchase program may be made, from time-to-time, in the open market, through block trades or otherwise. The program does not obligate Align to acquire any particular amount of common stock and depending on market conditions and other factors, these purchases may be commenced or suspended at any time, or from time-to-time without prior notice. As of October 26, Align had approximately 78.5 million shares outstanding and approximately $215 million in cash, cash equivalents, and marketable securities on hand.

In a separate announcement today, Align also announced financial results for its third fiscal quarter of 2011. For more information, please see Align's press release titled, "Align Technology Announces Third Quarter Fiscal 2011 Results."

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

Forward-Looking Statement

This news release contains forward-looking statements, including statements made by Mr. Arola on Align's continuing intention to invest in its strategic growth initiatives and other statements about Align's common stock repurchase program, including the maximum amounts that may be purchased under the program. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 26, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com